Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 Amendment No. 2, File No. 333-270848, of our report dated February 23, 2023 relating to the financial statements of Jet Token Inc., which is contained in that Prospectus. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, CO

June 5, 2023